                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------



                        ISLE OF CAPRI BLACK HAWK L.L.C.

                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.

                                    ISSUERS

                                  $75,000,000
                       13% FIRST MORTGAGE NOTES DUE 2004
                           WITH CONTINGENT INTEREST
                               _________________

                                   INDENTURE

                          Dated as of August 20, 1997
                               _________________

                       IBJ SCHRODER BANK & TRUST COMPANY

                                    Trustee



--------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section
310(a)(1).......................................................            7.10
   (a)(2).......................................................            7.10
   (a)(3).......................................................            N.A.
   (a)(4).......................................................            N.A.
   (a)(5).......................................................            7.10
   (b)..........................................................            7.10
   (c)..........................................................            N.A.
311(a)..........................................................            7.11
   (b)..........................................................            7.11
   (c)..........................................................            N.A.
312(a)..........................................................             2.5
   (b)..........................................................            N.A.
   (c)..........................................................            N.A.
313(a)..........................................................             7.6
   (b)(1).......................................................            10.3
   (b)(2).......................................................             7.7
   (c)..........................................................             7.6
   (d)..........................................................             7.6
314(a)..........................................................             4.3
   (b)..........................................................            10.2
   (c)(1).......................................................            N.A.
   (c)(2).......................................................            N.A.
   (c)(3).......................................................            N.A.
   (d)..........................................................10.3, 10.4, 10.5
   (e)..........................................................            11.5
   (f)..........................................................            N.A.
315(a)..........................................................             7.1
   (b)..........................................................             7.5
   (c)..........................................................             7.1
   (d)..........................................................             7.1
   (e)..........................................................            6.11
316(a)(last sentence)...........................................             2.9
   (a)(1)(A)....................................................             6.5
   (a)(1)(B)....................................................             6.4
   (a)(2).......................................................            N.A.
   (b)..........................................................             6.7
   (c)..........................................................            2.12
317(a)(1).......................................................             6.8
   (a)(2).......................................................             6.9
   (b)..........................................................             2.4
318(a)..........................................................            N.A.
   (b)..........................................................            N.A.
   (c)..........................................................            N.A.
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                       Page
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE................................................    1
 Section 1.1.  Definitions...........................................................................    1
 Section 1.2.  Other Definitions.....................................................................   21
 Section 1.3.  Incorporation by Reference of Trust Indenture Act.....................................   22
 Section 1.4.  Rules of Construction.................................................................   22

ARTICLE 2. THE NOTES.................................................................................   23
 Section 2.1.  Form and Dating.......................................................................   23
 Section 2.2.  Execution and Authentication..........................................................   23
 Section 2.3.  Registrar and Paying Agent............................................................   24
 Section 2.4.  Paying Agent to Hold Money in Trust...................................................   24
 Section 2.5.  Holder Lists..........................................................................   24
 Section 2.6.  Transfer and Exchange.................................................................   25
 Section 2.7.  Replacement Notes.....................................................................   31
 Section 2.8.  Outstanding Notes.....................................................................   31
 Section 2.9.  Treasury Notes........................................................................   32
 Section 2.10. Temporary Notes.......................................................................   32
 Section 2.11. Cancellation..........................................................................   32
 Section 2.12. Defaulted Interest....................................................................   32
 Section 2.13. CUSIP Number..........................................................................   33
 Section 2.14. Exchange registration.................................................................   33

ARTICLE 3. REDEMPTION AND PREPAYMENT.................................................................   33
 Section 3.1.  Notices to Trustee....................................................................   33
 Section 3.2.  Selection of Notes to Be Redeemed.....................................................   34
 Section 3.3.  Notice of Redemption..................................................................   34
 Section 3.4.  Effect of Notice of Redemption........................................................   35
 Section 3.5.  Deposit of Redemption Price...........................................................   35
 Section 3.6.  Notes Redeemed in Part................................................................   36
 Section 3.7.  Optional Redemption...................................................................   36
 Section 3.8.  Gaming Redemption.....................................................................   36
 Section 3.9.  Mandatory Redemption..................................................................   37
 Section 3.10. Offer to Purchase by Application of Excess Proceeds...................................   37

ARTICLE 4. COVENANTS.................................................................................   39
 Section 4.1.  Payment of Notes......................................................................   39
 Section 4.2.  Maintenance of Office or Agency.......................................................   40
 Section 4.3.  Reports...............................................................................   40
 Section 4.4.  Compliance Certificate................................................................   41

Section 4.5. Taxes.................................................................................   41
Section 4.6. Stay, Extension and Usury Laws........................................................   41
Section 4.7. Restricted Payments...................................................................   42
Section 4.8. Dividend and Other Payment Restrictions Affecting Subsidiaries........................   44
Section 4.9. Incurrence of Indebtedness and Issuance of Preferred Stock............................   44
Section 4.10. Asset Sales..........................................................................   47
Section 4.11. Transactions with Affiliates.........................................................   48
Section 4.12. Liens................................................................................   48
Section 4.13. Line of Business.....................................................................   49
Section 4.14. Corporate Existence..................................................................   49
Section 4.15. Offer to Repurchase Upon Change of Control...........................................   49
Section 4.16. Limitation on Issuances and Sales of Capital Stock of Wholly Owned
        Subsidiaries...............................................................................   51
Section 4.17. Additional Subsidiary Guarantees.....................................................   51
Section 4.18. Insurance............................................................................   51
Section 4.19. Limitation on Status as Investment Company...........................................   52
Section 4.20. Further Assurances...................................................................   52
Section 4.21. Construction.........................................................................   53
Section 4.22. Limitations on Use of Proceeds.......................................................   53
Section 4.23. Sale and Leaseback Transactions......................................................   53
Section 4.24. Restrictions on Preferred Stock of Subsidiaries......................................   54
Section 4.25. Advances to Subsidiaries.............................................................   54
Section 4.26. Collateral Documents.................................................................   54
Section 4.27. Restriction on Payment of Management Fees............................................   54
Section 4.28. Restrictions on Activities of Capital................................................   55
Section 4.29. Provision of Certificate Regarding Gaming Licensing Issues and
        Liquor Licensing Issues....................................................................   55
Section 4.30. Event Of Loss........................................................................   55
Section 4.31. Excess Cash Purchase Offer...........................................................   57

ARTICLE 5. SUCCESSORS..............................................................................   57
Section 5.1. Merger, Consolidation or Sale of Assets...............................................   57
Section 5.2. Successor Corporation Substituted.....................................................   58

ARTICLE 6. DEFAULTS AND REMEDIES...................................................................   58
Section 6.1. Events of Default.....................................................................   58
Section 6.2. Acceleration..........................................................................   60
Section 6.3. Other Remedies........................................................................   61
Section 6.4. Waiver of Past Defaults...............................................................   61
Section 6.5. Control by Majority...................................................................   61
Section 6.6. Limitation on Suits...................................................................   62
Section 6.7. Rights of Holders of Notes to Receive Payment.........................................   62
Section 6.8. Collection Suit by Trustee............................................................   62
Section 6.9. Trustee May File Proofs of Claim......................................................   62

Section 6.10. Priorities...........................................................................   63
Section 6.11. Undertaking for Costs................................................................   63
Section 6.12. Management of Casinos................................................................   64

ARTICLE 7. TRUSTEE.................................................................................   64
Section 7.1. Duties of Trustee.....................................................................   64
Section 7.2. Rights of Trustee.....................................................................   65
Section 7.3. Individual Rights of Trustee..........................................................   66
Section 7.4. Trustee's Disclaimer..................................................................   66
Section 7.5. Notice of Defaults....................................................................   66
Section 7.6. Reports by Trustee to Holders of the Notes............................................   67
Section 7.7. Compensation and Indemnity............................................................   68
Section 7.8. Replacement of Trustee................................................................   68
Section 7.9. Successor Trustee by Merger, etc......................................................   70
Section 7.10. Eligibility; Disqualification........................................................   70
Section 7.11. Preferential Collection of Claims Against Issuers....................................   70

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................................   70
Section 8.1. Option To Effect Legal Defeasance Or Covenant Defeasance..............................   70
Section 8.2. Legal Defeasance and Discharge........................................................   70
Section 8.3. Covenant Defeasance...................................................................   71
Section 8.4. Conditions to Legal or Covenant Defeasance............................................   72
Section 8.5. Deposited Money and Government Securities to be Held in Trust;
      Other Miscellaneous Provisions...............................................................   73
Section 8.6. Repayment to Issuers..................................................................   73
Section 8.7. Reinstatement.........................................................................   74

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER........................................................   74
Section 9.1. Without Consent of Holders of Notes...................................................   74
Section 9.2. With Consent of Holders of Notes......................................................   75
Section 9.3. Compliance with Trust Indenture Act...................................................   76
Section 9.4. Revocation and Effect of Consents.....................................................   76
Section 9.5. Notation on or Exchange of Notes......................................................   77
Section 9.6. Trustee to Sign Amendments, etc.......................................................   77

ARTICLE 10. COLLATERAL AND SECURITY................................................................   77
Section 10.1. Security.............................................................................   77
Section 10.2. Recording and Opinions...............................................................   78
Section 10.3. Release of Note Collateral...........................................................   80
Section 10.4. Certificates of the Issuers..........................................................   80
Section 10.5. Protection Of The Trust Estate.......................................................   81
Section 10.6. Certificates of the Trustee..........................................................   81
Section 10.7. Authorization of Actions to Be Taken by the Trustee Under the
    Collateral Documents...........................................................................   81

Section 10.8.  Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.......  82
Section 10.9.  Termination of Security Interest......................................................  83
Section 10.10. Cooperation Of Trustee................................................................  83
Section 10.11. Collateral Agent......................................................................  83

ARTICLE 11. MISCELLANEOUS............................................................................  85
Section 11.1.  Trust Indenture Act Controls..........................................................  85
Section 11.2.  Notices...............................................................................  86
Section 11.3.  Communication by Holders of Notes with Other Holders of Notes.........................  87
Section 11.4.  Certificate and Opinion as to Conditions Precedent....................................  87
Section 11.5.  Statements Required in Certificate or Opinion.........................................  87
Section 11.6.  Rules by Trustee and Agents...........................................................  88
Section 11.7.  No Personal Liability of Directors, Officers, Employees and Members...................  88
Section 11.8.  Governing Law.........................................................................  88
Section 11.9.  No Adverse Interpretation of Other Agreements.........................................  88
Section 11.10. Successors............................................................................  89
Section 11.11. Severability..........................................................................  89
Section 11.12. Counterpart Originals; Legended Indenture.............................................  89
Section 11.13. Table of Contents, Headings, etc......................................................  89

EXHIBITS

Exhibit A     FORM OF DEBENTURE
Exhibit B     CERTIFICATE OF TRANSFEROR

     INDENTURE dated as of August 20, 1997, among Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company"), Isle of Capri Black Hawk Capital Corp., a Colorado corporation and a wholly owned subsidiary of the Company ("Capital" and, together with the Company, the "Issuers"), and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

     Each of the Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 13% Series A Notes due 2004 With Contingent Interest (the "Series A Notes") and the 13% Series B Notes due 2004 With Contingent Interest (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1. Definitions.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to Adjusted Fixed Charges of such Person and its Subsidiaries for such period (calculated in the same manner as the Fixed Charge Coverage Ratio is calculated).

     "Adjusted Fixed Charges" means with respect to any Person for any period, the Fixed Charges of such Person and its Subsidiaries for such period plus the Contingent Interest of such Person and its Subsidiaries for such period.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by Sections 4.15 and 5.1 hereof and not by Section 4.10 hereof) and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $250,000 or (b) for net proceeds in excess of $250,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by
Section 4.7 hereof and (iv) a transfer of all Public Improvements (as defined in the Subdivision Agreement) and all installed physical facilities (as described in the Subdivision Agreement) required to be transferred by the Company to the city of Black Hawk, Colorado pursuant to the terms of the Subdivision Agreement shall not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Collateral Accounts" means collectively, the Interest Reserve Account, the Completion Reserve Account, the Construction Disbursement Account and the Disbursed Funds Account (as defined in the Cash Collateral and Disbursement Agreement) and any replacements of or substitutes for such Accounts.

     "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement among the Issuers, the Trustee, the Independent Construction Consultant and the Disbursement Agent, in connection with the Isle-Black Hawk.

     "Cash Equivalents'' means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and
(vi) investment funds investing solely in securities of the types described in
(ii), (iii), (iv) or (v) above if such fund has net assets of at least $500 million.

     "Casino America" means Casino America, Inc., a Delaware corporation.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than Casino America or any of its Affiliates (ii) the expiration or termination of the Management Agreement or the replacement of Casino America or any of its Affiliates as manager under the Management Agreement with any Person other than a successor to Casino America, (iii) the adoption of a plan relating to the liquidation or dissolution of the Company or Casino America, (iv) the liquidation or dissolution of the Company or Casino America or any successor thereto, (v) prior to the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, cease to collectively control a majority of the voting power of the Company, (vi) after an Initial Public Offering, the Company's becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power entitled to vote in the election of the Managers or Board of Directors of such other Person surviving the transaction and, at such time, Casino America and Nevada Gold, or a successor to Casino America or Nevada Gold, shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of the Company's or such other Person's Capital Stock as is beneficially owned by such Person or group; (vii) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital; and (viii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Managers (together with any new managers or board members, as the case may be, whose election or appointment by such committee or whose nomination for election by the members or shareholders of the Company, as the case may be, was approved by a vote of a majority of the managers or board members, as the case may be, then still in office who were either managers or board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Managers then in office; provided, however, that a Change of Control shall not occur solely by reason of a Permitted C-Corp. Conversion.

     "Closing Date" means the closing date for the sale and original issuance of the Notes.

     "Collateral Documents" means, collectively, the Deed of Trust by the Issuers to the Public Trustee of the County of Gilpin, Colorado, the Security Agreement by the Issuers in favor of the Trustee, the Assignments of Patent, Trademark and Copyright, the Collateral Assignments by the Issuers in favor of the Trustee, the Cash Collateral and Disbursement Agreement Issuer Pledge Agreement by the Company in favor of the Trustee, the Pledge and Assignment by the Issuers in favor of the Trustee, the Manager Subordination Agreement, Uniform Commercial Code financing statements and fixture filings, and any other agreements, instruments, documents, pledges or filings that evidence, set forth or limit the Lien of the Trustee in the Note Collateral (as such terms are defined in this Indenture).

     "Commission" means the Securities and Exchange Commission.

     "Company" means Isle of Capri Black Hawk L.L.C., a Colorado limited liability company.

     "Completion Capital Commitment" means the Completion Capital Commitment dated as of the date of this Indenture executed by Casino America in favor of the Trustee for the benefit of the Holders.

     "Completion Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the Trustee, pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $5.0 million of the proceeds of the Offering shall be deposited.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) to the extent not included above, Contingent Interest, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the date of determination permitted without any prior such governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Construction Disbursement Account" means the account, to be maintained by the Disbursement Agent and pledged to the Trustee, pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which $52.2 million of the net proceeds of the Offering shall be deposited.

     "Construction Disbursement Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Isle-Black Hawk, as such schedules are delivered to the Disbursement Agent on the Closing Date and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

     "Contingent Interest" means with respect to any principal amount of the Notes as of any date after the Isle-Black Hawk becomes Operating, an amount equal to the product of (i) 5% of the Company's Consolidated Cash Flow for the Semiannual Period last completed times (ii) a fraction, the numerator of which is the amount of such principal and the denominator of which is $75.0 million.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Issuers.

     "Deed of Trust" means the Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests dated as of August 20, 1997, by the Company to the Public Trustee of the County of Gilpin, Colorado in favor of the Trustee.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

     "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Disbursement Agent" means IBJ Schroder Bank & Trust Company, as disbursement agent.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clauses (ii) or (iii) above.

     "Excess Cash Flow" means, with respect to the Company for any Operating Year, the Consolidated Cash Flow of the Company and its Subsidiaries for such Operating Year, minus (i) cash interest expense (including the portion of any payments associated with Capital Lease Obligations and Contingent Interest, if any) of the Company and its Subsidiaries that is actually paid during such Operating Year, minus (ii) up to $3.5 million in capital expenditures of the Company and its Subsidiaries paid to maintain or improve the Isle-Black Hawk that are actually paid during such Operating Year (excluding any capital expenditures made with the proceeds from the sale of the Notes), minus
(iii) principal payments on Indebtedness permitted to be incurred pursuant to
Section 4.9 hereof, minus (iv) amounts paid during such Operating Year in the event that the Company exercises the Hotel Option or commences construction of a hotel as part of the Isle-Black Hawk, in each case which hotel will constitute Note Collateral; provided, however, that all amounts deducted pursuant to this clause (iv) shall not exceed $6.3 million in aggregate for all Operating Years and minus (v) to the extent such amounts were not included in computing Consolidated Cash Flow, amounts distributed to Members during such Operating Year pursuant to clause (iv) of the penultimate paragraph of Section 4.7 hereof so long as such distributions, at the time of such distributions, were permitted to be distributed pursuant to the terms of this Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     "Favorable Private Letter Ruling" means a private letter ruling, reasonably satisfactory to the Trustee, issued by the United States Internal Revenue Service to the Company to the effect that the Company will not be a publicly traded partnership taxable as a corporation for United States federal income tax purposes as a result of the issuance by the Company of the Notes.

     "Favorable Tax Opinion" means a written opinion, reasonably satisfactory to the Trustee, addressed and delivered to the Trustee by a nationally recognized law firm to the effect that the Company will not be a publicly traded partnership taxable as a corporation for United States federal income tax purposes as a result of the issuance by the Company of the Notes.

     "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Company and its Subsidiaries.

     "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance or refinance the acquisition of (or entry into a capital lease by the Company or a Subsidiary with respect to) FF&E.

     "Final Plans" with respect to any particular work or improvement means Plans which (i) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements and (ii) contain sufficient specificity to permit the completion of the work or improvement.

     "Financial Assurances" shall mean a letter of credit, a surety or performance bond or other similar financial guaranty of a Qualified Financial Institution in form and substance reasonably satisfactory to the Trustee in an amount not less than the aggregate amounts previously distributed, plus the contemplated distribution, to any Requesting Member pursuant to clause (iv) of the penultimate paragraph under "Certain Covenants(Restricted Payments" from and after the date of the Indenture (the "Assurance Amount") pursuant to which such Qualified Financial Institution guarantees payment to the Company (and the Company agrees to demand such payment) for so long as any Notes are outstanding of the Assurance Amount upon the occurrence of (i) the earliest to occur of
(x) the payment of federal income taxes by the Company, (y) the entry of a final judicial determination that the Company is not a "pass-through entity" for federal income tax purposes or (z) the accrual by the Company for the payment of federal income taxes as required in accordance with generally accepted accounting principles; and (ii) failure by the Company to receive reimbursement of the Assurance Amount in cash previously distributed to such Requesting Member (or successor thereto) within thirty days after the occurrence of any event referred to in clause (i) above.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Issuers or any of their Subsidiaries incur, assume, guarantee or redeem any Indebtedness (other than revolving credit borrowings) or issue preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Issuers or any of their Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) Fixed Interest, (ii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and
(iii) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Issuers, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Interest" shall have the meaning specified in paragraph 1 of the Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the

Colorado Limited Gaming Control Commission and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company, Casino America or Nevada Gold or any of their respective Subsidiaries.

     "Gaming Business" means the gaming business and includes all businesses either licensed or unlicensed by a Gaming Authority necessary for, incident to or connected with or arising out of the operation of a gaming establishment or facility (including developing and operating lodging, retail and restaurant facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and any businesses incident and useful to the gaming business, including, without limitation, food and beverage distribution operations to the extent that they are operated in connection with a gaming business.

     "Gaming Facility" means any tangible building or other structure used or expected to be used to enclose space in which a Gaming Business is conducted and
(i) wholly or partially owned, directly or indirectly, by the Company or any Subsidiary or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Company or a Subsidiary; provided that the term Gaming Facility does not include any real property whether or not such building or other structure is located thereon or adjacent thereto or any furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

     "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of this Indenture, be subject.

     "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Company, including all licenses granted under the gaming laws of any jurisdiction to which the Company is, or may at any time after the date of this Indenture, be subject.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

     "Government Securities" means the securities purchased by the Company (a) upon consummation of the offering and deposited in the Interest Reserve Account and in which the Trustee has a first priority perfected security interest or
(b) deposited with the Trustee pursuant to Section 8.5 hereof, in either case which are comprised of (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holders" means the record holders from time to time of the Notes.

     "Hotel Option" means the Company's option, subject to the terms and conditions set forth in the Design/Build Agreement, to build a hotel in connection with the development of the Isle-Black Hawk.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money (including accrued and unpaid Contingent Interest) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit, performance or other surety bonds and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Construction Consultant" means the independent construction consultant to be retained in connection with the construction of the Isle-Black Hawk, or any successor independent construction consultant appointed by the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

     "Interest Reserve Account" means the account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement

Agreement into which $14.1 million of the proceeds of the Offering shall be deposited and used to purchase the Government Securities.

     "Investment Grade Securities" means any Investment in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within five years from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Corporation and Moody's Investors Service, Inc., (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from both Standard & Poor's Corporation and Moody's Investors Service, Inc., (iv) certificates of deposit maturing within two years from the date of this Indenture issued by, or bank accounts maintained with, commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500 million and having a rating of "A1" or better from Standard & Poor's Corporation or "P1" or better from Moody's Investors Service, Inc., (v) bonds issued by corporations organized under the laws of the United States or any state thereof, maturing within two years from the date of this Indenture and having a rating of "BBB--" or better by Standard and Poor's Corporation or "Baa3" or better by Moody's Investors Service, Inc. or (vi) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the types of investments permitted under this definition; provided that any such Investment Grade Securities which are purchased with a portion of the net proceeds from the sale of the Notes are deposited in either the Construction Disbursement Account or the Completion Reserve Account and the Trustee has a first priority perfected security interest in such Investment Grade Securities.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Isle-Black Hawk" means the pending project to develop, construct, equip and operate the Isle of Capri Casino and related amenities, as described in the Offering Circular of the Issuers dated August 14, 1997, relating to the Series A Notes.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Liquor License" means any license, permit, franchise or other authorization from any Liquor Licensing Authority necessary or required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the lodging, retail, restaurant or other entertainment facilities of the Company in the manner described in the Offering Circular of the Issuers dated August 14, 1997 relating to the Series A Notes, including all licenses granted under the liquor licensing laws of any jurisdiction to which the Company is, or may at any time after the date of this Indenture, be subject.

     "Liquor Licensing Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or a foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Colorado Liquor Enforcement Division and the city of Black Hawk Liquor Licensing Authority and any other applicable liquor licensing regulatory authority with authority to regulate any liquor licensed operation (or proposed liquor licensed operation) owned, managed or operated by the Company, Casino America or Nevada Gold or any of their respective Subsidiaries.

     "Management Agreement" means the Amended and Restated Management Agreement dated as of July 29, 1997, between the Company and Casino America relating to the management of the Isle-Black Hawk.

     "Management Fees" means any amounts payable to Casino America pursuant to
Section 9.1 of the Management Agreement.

     "Managers" means (i) for so long as the Company is a limited liability company, the Managers appointed pursuant to the Operating Agreement or (ii) otherwise, the Board of Directors of the Company.

     "Manager Subordination Agreement" means the Manager Subordination Agreement dated as of the date of this Indenture among the Company, Casino America and the Trustee.

     "Members" means the members of the Company.

     "Minimum Facilities" means, with respect to the Isle-Black Hawk, a casino which has in operation at least 1,025 slot machines and ten table games, related amenities (including a restaurant, buffet restaurant, a bar and an event area) and has parking for at least 900 vehicles, including parking for up to 150 vehicles which may be temporarily unavailable in the event that the Company exercises the Hotel Option.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries,
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), (iii) in the case of any Person that is treated as a pass-through entity for United States federal income tax purposes, the provision for taxes based on income or profits of such Person and its Subsidiaries for such period that would be applicable if such Person were taxable as a subchapter "C" corporation and
(iv) solely for the purpose of calculating the Fixed Charge Coverage Ratio to determine compliance by the Issuers with Sections 4.7, 4.9 and 4.27 hereof, pre-opening expenses as determined in accordance with GAAP incurred by such Person in connection with the opening of the Isle-Black Hawk up to a maximum of $2.5 million.

     "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; ; provided, that the Trustee for the benefit of the Holders shall hold a perfected first priority security interest in such aggregate cash proceeds.

     "Nevada Gold" means Nevada Gold, Inc., a Nevada corporation.

     "Note Collateral" means all assets, now owned or hereafter acquired, of the Issuers or any of their respective Subsidiaries, that are pledged or assigned, or required to be pledged or assigned under this Indenture or the Collateral Documents, to the Trustee pursuant to the Collateral Documents, which shall initially include all real estate, improvements and all personal property owned by the Issuers and all accounts held by or for the benefit of the Issuers, together with all proceeds thereof (including, without limitation, the proceeds of Asset Sales), in each case excluding FF&E acquired with FF&E Financing, gaming and liquor licenses, and certain other exceptions.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligations" means any principal, interest (including Contingent Interest, if any), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the Offering of the Notes by the Issuers.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company or Capital, as the case may be, by two Officers of the Company or Capital, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Capital, as the case may be, that meets the requirements of
Section 12.5 hereof.

     "Operating" means, with respect to the Isle-Black Hawk, the first time that
(i) all Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Isle-Black Hawk have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Issuers, sufficient funds remain in the Construction Disbursement Account to discharge such Liens and the Issuers have taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Isle-Black Hawk or the real property on which the Isle-Black Hawk shall be constructed, (iii) the Independent Construction Consultant, the general contractor and the architect of the Isle-Black Hawk shall have delivered a certificate to the Trustee certifying that the Isle-Black Hawk is substantially complete in all material respects in accordance with the Final Plans with respect to the Minimum Facilities and all applicable building and other laws, ordinances and regulations, (iv) the Isle-Black Hawk is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business, (v) the Minimum Facilities are open to the general public and operating in accordance with all applicable laws and (vi) a temporary certificate of occupancy has been issued for the Isle-Black Hawk by the appropriate governmental authorities.

     "Operating Deadline" means June 15, 1999.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.5 hereof. The counsel may be an employee of or counsel to either the Issuers or the Trustee.

     "Operating Year" means the four consecutive fiscal quarter period of the Company beginning immediately after the date that the Isle-Black Hawk first becomes Operating, and each succeeding four consecutive fiscal quarter period thereafter that begins immediately after each anniversary of the date the Isle-Black Hawk becomes Operating.

     "Permitted C-Corp. Conversion" shall mean a transaction resulting in the Company becoming a subchapter "C" corporation pursuant to the United States Internal Revenue Code; provided, that in connection with such transaction,
(i) the subchapter "C" corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the beneficial holders of the Equity Interests of the subchapter "C" corporation resulting from such transaction shall be the same, and shall be in the same percentages, as the beneficial holders of the Equity Interests of the Company immediately prior to such transaction; (ii) the subchapter "C" corporation resulting from such transaction assumes all the obligations of the Company under the Notes, the Collateral Documents and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) the Trustee is provided 45 days' advance notice of such transaction and evidence reasonably satisfactory to the Trustee (which shall include but not to be limited to title insurance and/or an opinion of counsel) regarding the maintenance of the perfection, priority and proof of the security interest of the Trustee in the Note Collateral; (iv) after giving effect to such transaction no Default or Event of Default exists;
(v) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; (vi) the subchapter "C" corporation resulting from such transaction will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and after giving pro forma effect as if the transaction had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio after the transaction of the subchapter "C" corporation resulting from such transaction shall be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately preceding the transaction; (vii) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; (viii) the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income gain or loss for federal income tax purposes as a result of such Permitted C-Corp. Conversion; and (ix) the Issuers shall have delivered to the Trustee an Officers' Certificate as to compliance with all of the above conditions.

     "Permitted Investments" means (i) any Investment in the Issuers or in a Wholly Owned Subsidiary of the Issuers that is engaged in the Gaming Business and that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Issuers or any Subsidiary of the Issuers in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Note Collateral, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Issuers engaged in the Gaming Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuers or a Wholly Owned Subsidiary of the Issuers and that is engaged in the Gaming Business; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers; and (vi) after the Isle-Black Hawk is Operating, any purchases from time to time by the Company of Notes.

     "Permitted Liens" means (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any Subsidiary of the Issuers; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuers; (ii) Liens on property existing at the time of acquisition thereof by the Issuers or any Subsidiary of the Issuers (other than materials, supplies or FF&E acquired in connection with developing, constructing or equipping of, or commencing operations at, the Isle-Black Hawk), provided that such Liens were in existence prior to the contemplation of such acquisition; (iii) Liens existing on the date of this Indenture and previously disclosed to the Trustee in writing; (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (v) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with the Isle-Black Hawk, (a) the work or supplies provided which gave rise to such lien were contemplated by the Design/Build Agreement; (b) there is no Default or Event of Default under the Cash Collateral and Disbursement Agreement and (c) the payment for such work or supplies is payable under the payment bond obtained by Haselden Construction, Inc. pursuant to the Design/Build Agreement; (vi) Liens on FF&E to secure Indebtedness permitted by clauses (ii) and (viii) of the second paragraph of
Section 4.9 hereof; (vii) Liens securing obligations in respect of this Indenture or the Notes; (viii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (ix) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company or any Subsidiary incurred in the ordinary course of business; and (x) Liens arising from filing Uniform Commercial Code financing statements for a precautionary purpose in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Issuers or any Subsidiary is lessee.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the lesser of (a) the original principal amount of (or accreted value, if applicable) the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith) and (b) to the extent such Indebtedness is secured by a Lien described in clause (vi) of the definition of Permitted Liens above, the then current fair market value of the asset so encumbered; (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company.

     "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization and a government agency or a political subdivision thereof.

     "Plans" means the plans, specifications, working drawings, change orders, correspondence and related items, which may be amended by the Company, as the case may be, as necessary or appropriate, that collectively: (i) provide for and detail the manner of development, construction and equipping of the Isle-Black Hawk; (ii) call for construction which shall permit the Isle-Black Hawk to be Operating on or prior to the Operating Deadline, subject only to Permitted Liens; (iii) call for construction which shall cause the Isle-Black Hawk to be Operating for a total cost consistent with its Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the line items set forth therein; (iv) provide for and detail the manner of development, construction and equipping of, and the related budget for, the hotel which may be built in connection with the Isle-Black Hawk pursuant to the Company's exercise of the Hotel Option, in accordance with the Construction Disbursement Budget, as amended, and the line items set forth therein; (v) to the extent such Plans are amended, in the reasonable, professional judgment of the Independent Construction Consultant, continue to represent a logical evolution consistent with previous Plans; and (vi) together with any amendments, and are consistent with the description of the Isle-Black Hawk contained herein, and are consistent with all governmental approvals and requirements, including, without limitation, the Black Hawk Building Department, Historical Architecture Review Commission, Gaming Authorities and the Subdivision Agreement.

     "Public Equity Offering" means an underwritten public offering of common Capital Stock of the Company registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act) that results in proceeds of at least $25.0 million to the Company.

     "Qualified Financial Institution" shall mean any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 20, 1997, among the Issuers and the other party named on the signature page thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Requesting Member" shall mean a member of the Company that seeks to obtain a distribution from the Company pursuant to clause (iv) of the penultimate paragraph of Section 4.7 hereof.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Semiannual Period" means the two fiscal quarter periods ending during the January or July immediately preceding the applicable interest payment date.

     "Significant Subsidiary" means any Subsidiary that would be a significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of this Indenture.

     "Subdivision Agreement" means the Subdivision Agreement to be entered into after the issuance of the Notes, between the Company and the city of Black Hawk, Colorado.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such

Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Intercompany Notes" means the intercompany notes senior to any subordinated debt of, and pari passu with all existing senior Indebtedness of the issuing Subsidiary, issued by Subsidiaries of the Company in favor of the Company to evidence advances by the Company, in each case, in the form attached as an exhibit to this Indenture.

     "Substantially Owned Subsidiary" of any Person means a Subsidiary of such Person at least 80% of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Tax Amount" means, with respect to any period, without duplication, the amount of taxable income in respect of the income of the Company of any Member multiplied by the highest marginal combined federal, state and local tax rates applicable to corporations for such period.

     "Tax Distribution Condition" means any of the following: (i) the Company shall be the subject of a Favorable Private Letter Ruling, a copy of which has been sent to the Trustee and which shall remain in full force and effect;
(ii) the Trustee shall have received a Favorable Tax Opinion which shall be confirmed as of the date of any distribution pursuant to clause (iv) of the penultimate paragraph under Section 4.7 hereof; or (iii) the party proposing to receive a distribution in an amount not to exceed the Tax Amount shall have provided Financial Assurances to the Trustee.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.
     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.2. Other Definitions.

                                              Defined in
          Term                                  Section
      "Affiliate Transaction"......................4.11
      "Asset Sale Offer"...........................4.10
      "Benefitted Party"...........................11.1
      "Change of Control Offer"....................4.15
      "Change of Control Payment"..................4.15
      "Change of Control Payment Date".............4.15
      "Collateral Agent"..........................10.11
      "Covenant Defeasance".........................8.3
      "Event of Default"............................6.1
      "Event of Loss Offer"........................4.30
      "Excess Cash Flow Offer".....................4.31
      "Excess Cash Flow Offer Amount"..............4.31
      "Excess Cash Flow Purchase Price"............4.31
      "Excess Cash Purchase Offer".................4.31
      "Excess Loss Proceeds".......................4.30
      "Excess Proceeds"............................4.10
      "Excess Proceeds Offer".......................3.9
      "Gaming and Liquor Laws"....................12.14
      "Incur".......................................4.9
      "Indemnification..............................4.7
      "Legal Defeasance"............................8.2
      "Legended Indenture"........................12.12
      "Note Obligations"...........................11.1
      "Offer Amount"................................3.9
      "Offer Period"................................3.9
      "Paying Agent"................................2.3
      "Payment Default".............................6.1
      "PIK Debt"....................................4.9
      "Purchase Date"...............................3.9
      "Registrar"...................................2.3
      "Restricted Payments".........................4.7
      "Trustee".....................................8.5

Section 1.3.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Issuers and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.  Rules of Construction.

     Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5) provisions apply to successive events and transactions; and

              (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.1.  Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2.  Execution and Authentication.

     Two Officers of each Issuer shall sign the Notes by manual or facsimile signature. The seal of each of the Issuers shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Issuers signed by two Officers of each Issuer, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

Section 2.3.  Registrar and Paying Agent.

     The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers may act as Paying Agent or Registrar.

     The Issuers initially appoint The Depository Trust Company to act as Depository with respect to the Global Notes.

     The Issuers initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.4.  Paying Agent to Hold Money in Trust.

     The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest (including Contingent Interest, if any) on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers) shall have no further liability for the money. If the Issuers act as Paying Agent, they shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by them as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA (S) 312(a).

Section 2.6.  Transfer and Exchange.

     (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

               (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                      (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such

                           Holder or the transferee reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) Transfer of a Definitive Notes for a Beneficial Interest in a Global Notes. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d)  Transfer of a Beneficial Interest in a Global Note for a Definitive
Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

               (C) if such benefic ial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

          (i) the Depository for the Notes notifies the Issuers that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

          (ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture,

then the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g)  Legends.

          (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
                AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL

                BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATIONS UNDER THE SECURITIES ACT, (E) TO AN
                INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                     (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                     Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in
                     (i) above, which request is made in reliance upon Rule 144, the

                     Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

          (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuers.

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7, 3.8, 3.10, 4.10, 4.15, 4.30, 4.31 and 9.5 hereto).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v)   The Issuers shall not be required:

                (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

                (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest (including Contingent Interest, if any) on such Notes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

 Section 2.7. Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each of the Issuers, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

     If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest (including Contingent Interest, if any) on it ceases to accrue.

     If the Paying Agent (other than the Issuers or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Contingent Interest, if any).

Section 2.9.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

     Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by two Officers of each of the Issuers. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers hall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

     If the Issuers default in a payment of interest (including Contingent Interest, if any, then due) on the Notes, they shall pay the defaulted interest (including Contingent Interest, if any, then due) in any lawful manner plus, to the extent lawful, interest (including Contingent Interest, if any, then due) payable on the defaulted interest (including Contingent Interest, if any, then due), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest (including Contingent Interest, if any, then due) proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest (including Contingent Interest, if any, then due). At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest (including Contingent Interest, if any, then due) to be paid.

Section 2.13. CUSIP Number.

     The Issuers in issuing the Notes may use a "CUSIP" number and if so the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.14. Exchange registration

     In the event that the Issuers deliver to the Trustee a copy of an order of effectiveness or a certification of the Issuers with respect to such effectiveness with respect to the Exchange Offer, the Trustee shall, at the Issuers' expense, notify the Holders of the receipt of such order of effectiveness or certification and upon the request of any Holder shall exchange such Holder's Notes upon the terms set forth in the Exchange Offer.

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.1.  Notices to Trustee.

     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, each Issuer shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2.  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date (except in the case of redemption required by any Gaming Authority, which may be less than 30 days) to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest (including Contingent Interest, if any) ceases to accrue on Notes or portions of them called for redemption.

     The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.  Notice of Redemption.

     Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a)  the redemption date;

     (b)  the redemption price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

     (d)  the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Issuers defaults in making such redemption payment, interest (including Contingent Interest, if any) on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at its expense; provided, however, that each of the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.5.  Deposit of Redemption Price.

     One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (including Contingent Interest, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest (including Contingent Interest, if any) on, all Notes to be redeemed.

     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest (including Contingent Interest, if any) shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including Contingent Interest, if any, then due) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest (including Contingent Interest, if any, then due) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest (including Contingent Interest, if any, then due) not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.  Optional Redemption.

     (a) Except as set forth in clause (b) of this Section 3.7, the Notes shall not be redeemable at the Issuers' option prior to August 31, 2001. Thereafter, the Notes shall be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 31 of the years indicated below:

               YEAR                    PERCENTAGE
               ----                    ----------
               2001 ..................  106.500%
               2002 ..................  103.250%
               2003 ..................  100.000%

     (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time prior to August 31, 2000, the Issuers may redeem up to 35% in aggregate principal amount of Notes originally issued under this Indenture at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon, to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least $48.75 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and provided, further, that the call for such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

     (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

Section 3.8.  Gaming Redemption.

     Notwithstanding any other provision of this Indenture, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner shall not be so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days (or such earlier date as may be ordered by such Gaming

Authority) of (x) the termination of the period described above for such Holder or beneficial owner to apply for a license, qualification or finding or suitability or (y) receipt of the notice from such Gaming Authority that such Holder or beneficial owner shall not be licensed, qualified or found suitable by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. Immediately upon a determination by any Gaming Authority that a Holder or beneficial owner of Notes shall not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner shall have no further rights with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest (including Contingent Interest, if any, then due) or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes. The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense shall, therefore, be the obligation of such Holder or beneficial owner.

Section 3.9.  Mandatory Redemption.

     Except as set forth under Sections 3.8, 4.10, 4.15, 4.30 and 4.31 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10. Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Sections 4.10, 4.30 and 4.31 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer," an "Event of Loss Offer" or an "Excess Cash Purchase Offer," respectively, and any one an "Excess Proceeds Offer"), it shall follow the procedures specified below.

     The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10, 4.30 or 4.31 hereof, as the case may be (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest (including Contingent Interest, if any, then due) shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest (including Contingent Interest, if any, then due) shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

     Upon the commencement of an Excess Proceeds Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

     (a)  that the Excess Proceeds Offer is being made pursuant to this Section
3.9 and Sections 4.10. 4.30 and 4.31 hereof and the length of time the Excess Proceeds Offer shall remain open;

     (b)  the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest including Contingent Interest, if any;

     (d) that, unless the Issuers defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest including Contingent Interest, if any after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.9. The Issuers, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                  ARTICLE 4.
                                   COVENANTS

Section 4.1.  Payment of Notes.

     The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest (including Contingent Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest (including Contingent Interest, if any) shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (including Contingent Interest, if any) then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Contingent Interest, if any) and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.  Maintenance of Office or Agency.

     The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

Section 4.3.  Reports.

     Whether or not required by the rules and regulations of the Commission, beginning with respect to the Company's fiscal quarter ended October 26, 1997, and continuing for so long as any Notes are outstanding, the Issuers shall furnish to the holders (i) all consolidated quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.
In addition, whether or not required by the rules and regulations of the Commission, the Issuers shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4.  Compliance Certificate.

     (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.5.  Taxes.

     The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.  Stay, Extension and Usury Laws.

     The Issuers covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7.  Restricted Payments.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company by a Wholly Owned Subsidiary or a Substantially Owned Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes (other than Notes), in each case except a payment of interest (other than interest payable in Indebtedness incurred pursuant to clause (x) of the second paragraph of Section 4.9 hereof or a payment of principal on Indebtedness on or after the due date thereof in accordance with the payment provisions thereof in each case as such Indebtedness was permitted pursuant to Section 4.9 hereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Company's most recently completed four full fiscal quarters, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (ii) of the first paragraph of Section 4.9 hereof, except that with respect to any Restricted Payment made to Casino America as a repayment of amounts advanced to the Company by Casino America pursuant to the Completion Capital Commitment, the Fixed Charge Coverage Ratio applicable to such Restricted Payment shall be 2.0 to 1.0 and shall otherwise be calculated in accordance with the provisions of clauses (i) and (ii) of the first paragraph of Section 4.9 hereof; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph, is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     The foregoing provisions shall not prohibit (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) so long as no Default or Event of Default has occurred and is continuing, the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness, including the Notes; (iv) so long as the Company is treated as a pass through entity for United States federal income tax purposes, distributions to equity holders of the Company in an amount not to exceed the Tax Amount for such period and so long as the Tax Distribution Condition is satisfied at the time of such distributions; (v) so long as no Default or Event of Default has occurred and is continuing, payment to Casino America of amounts owing to it pursuant to the Management Agreement as in effect on the date of this Indenture (other than amounts owing to it pursuant to Section 11 thereof, "Indemnification"), subject to the terms of the Manager Subordination Agreement relating thereto between Casino America and the Trustee; and (vi) any redemption required pursuant to Section 3.8 hereof.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Managers set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.8.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) this Indenture, the Notes or the Collateral Documents, (b) applicable law, (c) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and (d) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.9.  Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Disqualified Stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

          (i)   the Isle-Black Hawk is Operating;

          (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

          (iii) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes.

     So long as no Default or Event of Default has occurred and is continuing, the foregoing provisions under this Section 4.9 shall not apply to:

          (i) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes or obligations arising under the Collateral Documents, to the extent that such obligations would constitute Indebtedness;

          (ii) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

          (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Substantially Owned Subsidiaries; provided, however, that
                (a) such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes, (b)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by any Person other than the Company or a Substantially Owned Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Substantially Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, and (c) if any Subsidiary is the obligor on such Indebtedness, such Indebtedness is represented by a Subsidiary Intercompany Notes that is pledged to the Trustee as security for the Notes;

          (iv) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (v) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $5.0 million for working capital or other corporate purposes;

          (vi) the incurrence by the Company of Indebtedness solely in respect of standby letters of credit or surety bonds (a) required to be issued under the Subdivision Agreement in an amount not to exceed 110% of the cost of the work to be performed thereunder or (b) required to be issued pursuant to excavation activities to be undertaken pursuant to the Design/Build Agreement in an amount not to exceed $1.1 million;

          (vii) the incurrence by the Company of Indebtedness solely in respect of performance or similar bonds or standby letters of credit; provided that any such bond or standby letter of credit is incurred in the ordinary course of the Company's business in an aggregate amount not to exceed $2.0 million at any one time outstanding; and provided, further, that any such bond or standby letter of credit is incurred on terms customary for operations similar to the Company's;

          (viii) the incurrence by the Company of FF&E Financing; provided, however, that (a) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof, (b) no Indebtedness incurred under the Notes is utilized for the purchase or lease of such FF&E and (c) the aggregate principal amount of such Indebtedness does not exceed $15.0 million outstanding at any time;

          (ix) bond or surety obligations posted by the Company or any of its Subsidiaries in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice so long as such Indebtedness does not result in, and is not secured by, a Lien on any of the Note Collateral;

          (x) the incurrence by the Company of Indebtedness in an aggregate principal amount not to exceed $10.0 million in original principal amount ("PIK Debt") which is expressly subordinate to the payment in full of all Obligations with respect to the Notes; provided that any interest which is payable on account of such PIK Debt shall be paid solely in the form of additional PIK Debt until the first time that the Company is able to satisfy the Fixed Charge Coverage Ratio test set forth in clause (ii) of the first paragraph of this Section 4.9, calculated after giving pro forma effect to the incurrence of such PIK Debt and any PIK Debt payable in respect of such PIK Debt as if all such amounts had been outstanding at the beginning of the four-quarter period applicable to such Indebtedness pursuant to such clause (ii); provided, further, that the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes; and provided, further, that the Company may not incur Indebtedness pursuant to the terms of this paragraph (x) prior to the time that Casino America has fulfilled all of its obligations under the Completion Capital Commitment or the Completion Capital Commitment shall have expired in accordance with the terms thereof; and

          (xi) the incurrence by the Company of Indebtedness in an aggregate principal amount not to exceed $2.0 million, the proceeds of which are to be used to purchase a 0.25 acre parcel of property located on the corner of Mill Street and Main Street in Black Hawk, Colorado adjacent to the site of the Isle-Black Hawk, provided that such property shall be conveyed free and clear of Liens and, upon the acquisition thereof, shall constitute Note Collateral promptly upon the purchase thereof pursuant to the Collateral Documents.

Section 4.10. Asset Sales.

     Subject to the terms of the Collateral Documents, the Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale, unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Managers set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly (but in any event within 30 days) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision.

     Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Subsidiary, as the case may be, may (i) apply such Net Proceeds to the making of a capital expenditure or the acquisition of long-term assets, in either case, which shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to Section 4.13 hereof or (ii) contractually commit to apply such Net Proceeds to the payment of the costs of construction of real property improvements or the costs of capital expenditures which, in each case, shall be Note Collateral and shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to Section
4.13 hereof; provided, that the Company or such Subsidiary, as the case may be, grants to the Trustee, on behalf of the Holders, a first priority perfected security interest on any such properties or assets acquired or constructed with the Net Proceeds of any such Asset Sale on the terms set forth in this Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Company or such Subsidiary shall invest such Net Proceeds in Cash Equivalents which shall be pledged to the Trustee as security for the Notes and shall constitute Note Collateral. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers shall be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the date of purchase, which date shall be no less than 30 nor more than 60 days after the date of the Asset Sale Offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the provisions of this Indenture and the Collateral Documents, use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described above under Section 3.2 hereof. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Managers set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (w) payments made pursuant to the Management Agreement as in effect on the date of this Indenture, (x) any employment or indemnification agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business on terms customary in the gaming industry,
(y) transactions between or among the Issuers and/or their Subsidiaries and (z) Restricted Payments that are permitted by Section 4.7 hereof, in each case, shall not be deemed Affiliate Transactions.

Section 4.12. Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13. Line of Business.

     The Company shall not, and shall not permit any Subsidiary to, engage in any business or investment activities other than the Gaming Business. Neither the Company nor any of its Subsidiaries shall be permitted by this Indenture to conduct a Gaming Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the date of this Indenture if the holders of the Notes would be required to be licensed as a result thereof; provided that the provisions described in this sentence shall not prohibit the Company or any of its Subsidiaries from conducting a Gaming Business in any jurisdiction that does not require the licensing or qualification of any Holders, but reserves the discretionary right to require the licensing or qualification of any Holders. Notwithstanding any other provision of this Indenture, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business, development or investment activity other than at or in conjunction with the Isle-Black Hawk until the Isle-Black Hawk is Operating.

Section 4.14. Corporate Existence.

     Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their limited liability company or corporate existence, as applicable, and the corporate, limited liability company, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of their Subsidiaries, if the Managers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15. Offer to Repurchase Upon Change of Control.

     Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The source of funds for any repurchase of Notes upon a Change of Control shall be the Issuers' cash or cash generated from operations or other sources, including borrowings (if available and permitted pursuant to the terms of this Indenture) or sales of assets; however, there can be no assurance that sufficient funds shall be available at the time of any Change of Control to make any required purchases of Notes. Any failure by the Issuers to repurchase Notes tendered pursuant to a Change of Control Offer shall constitute an Event of Default.

     Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuers and their Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Issuers to repurchase Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers and their Subsidiaries, taken as a whole, to another Person or group may be uncertain.

Section 4.16. Limitation on Issuances and Sales of Capital Stock of Wholly Owned
              Subsidiaries.

     The Issuers (i) shall not, and shall not permit any of their Wholly Owned Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Issuers to any Person (other than the Issuers or a Wholly Owned Subsidiary of the Issuers), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any of their Wholly Owned Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuers or a Wholly Owned Subsidiary of the Issuers.

Section 4.17. Additional Subsidiary Guarantees.

     If either of the Issuers shall acquire or create a Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall execute a Guarantee and deliver an opinion of counsel, in accordance with the terms of this Indenture.

Section 4.18. Insurance.

     Until the Notes have been paid in full, the Company shall, and shall cause its Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retention, self-insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Note Collateral, shall have provided insurance certificates evidencing such insurance to the Trustee on or prior to the Closing Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. Customary insurance coverage shall be deemed to include the following:

          (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

          (ii) comprehensive general liability insurance with minimum limits of $1.0 million;

          (iii) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;

          (iv) business interruption insurance at all times on and after the Isle-Black Hawk is Operating; and

          (v) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in the amount of not less than the lesser of 120% of the outstanding principal amount of the Notes plus accrued and unpaid interest and 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of the Isle-Black Hawk or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

     All insurance required under this Indenture (except worker's compensation) shall name the Company and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to the Company and the trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company shall deliver to the Trustee on the Closing Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company and its Subsidiaries comply with this Section 4.18 and the related applicable provisions of the Collateral Documents.

Section 4.19. Limitation on Status as Investment Company.

     Neither the Issuers nor their Subsidiaries shall become subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

Section 4.20. Further Assurances.

     The Issuers shall (and shall cause each of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Issuers under the Collateral Documents or under any other instrument executed in connection therewith.

Section 4.21. Construction.

     The Company shall cause construction of the Isle-Black Hawk, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and contracts to which the Company is a party and within the budget for the project set forth in the Cash Collateral and Disbursement Agreement.

Section 4.22. Limitations on Use of Proceeds.

     The Company shall cause the net proceeds of the Offering to be deposited in the Cash Collateral Accounts, of which $14.1 million shall be deposited in the Interest Reserve Account and invested solely in Government Securities, $52.2 million shall be deposited in the Construction Disbursement Account and invested solely in Investment Grade Securities and $5.0 million shall be deposited in the Completion Reserve Account and invested solely in Investment Grade Securities, in each case, to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement. The Company will cause the Disbursement Agent, pursuant to the terms of the Cash Collateral and Disbursement Agreement, to (i) invest up to $5.0 million of the funds deposited into the Interest Reserve Account in Government Securities having a maturity date on or before the date which is one business day prior to February 28, 1998, (ii) invest up to $4.6 million of the funds deposited into the Interest Reserve Account in Government Securities having a maturity date on or before the date which is one business day prior to August 31, 1998 and (iii) invest up to $4.5 million of the funds deposited into the Interest Reserve Account in Government Securities having a maturity date on or before the date which is one business day prior to February 28, 1999.

Section 4.23. Sale and Leaseback Transactions.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the first paragraph of Section
4.9 hereof and (b) incurred a Lien to secure such Indebtedness under Section
4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Managers and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10 hereof.

Section 4.24. Restrictions on Preferred Stock of Subsidiaries.

     The Company shall not permit any of its Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company.

Section 4.25. Advances to Subsidiaries.

     All advances to Subsidiaries made by the Company from time to time after the date of this Indenture shall be evidenced by unsecured Subsidiary Intercompany Notes in favor of the Company that shall be pledged to the Trustee as Note Collateral to secure the Notes. Each Subsidiary Intercompany Note shall be payable upon demand and shall bear interest at the same rate as the Notes. A form of Subsidiary Intercompany Note is attached as an exhibit to this Indenture. Repayments of principal with respect to any Subsidiary Intercompany Note shall be required to be pledged to the Trustee as Note Collateral to secure the Notes until such amounts are advanced to a Subsidiary in accordance with this Indenture.

Section 4.26. Collateral Documents.

     Neither the Issuers nor any of their Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Collateral Documents, to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders; provided, that: (i) the Note Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents; (ii) the Plans and contracts to which the Company is a party and the Construction Disbursement Budget may be amended as expressly provided in the Cash Collateral and Disbursement Agreement; and
(iii) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under Article 9 hereof.

Section 4.27. Restriction on Payment of Management Fees.

     The Company shall not, directly or indirectly, pay to Casino America or any of its Affiliates any Management Fees except pursuant to the Management Agreement as in effect on the date of, and in accordance with, this Indenture.__Amounts payable pursuant to the Management Agreement shall not be prepaid, and no payment of Management Fees, either current or accrued, shall be made if at the time of payment of such Management Fees (i) a Default or an Event of Default shall have occurred and be continuing or shall occur as a result thereof or (ii) the Company's Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Management Fee is proposed to be paid would have been less than 1.5 to 1.0

(calculated on a pro forma basis after deducting Management Fees to the extent paid in cash and not deferred and any Management Fees deferred from a prior period proposed to be paid in cash during such period, but excluding any Management Fees deferred or accrued and not paid in cash during such period). With respect to periods following the date the Isle-Black Hawk first becomes Operating and prior to the time when internal financial statements are available for four full fiscal quarters following the date the Isle-Black Hawk first becomes Operating, such Fixed Charge Coverage Ratio shall be calculated only with respect to the number of full fiscal quarters (but in no event less than one full fiscal quarter) for which internal financial statements are available following the date the Isle-Black Hawk first becomes Operating. Any Management Fees not permitted to be paid pursuant to this Section 4.27 shall be deferred and shall accrue and may be paid only at such time that they would otherwise be permitted to be paid hereunder. The right to receive payment of the Management Fee shall be subordinate in right of payment to the right of the Holders to receive payments pursuant to the Notes. The terms of the Management Agreement cannot be amended to increase amounts to be paid thereunder, or in any other manner which would be adverse to the Company or the Holders, including without limitation, to amend the method of computing the Management Fee; provided, however, that the foregoing shall not prohibit any amendment required under any Gaming Law or by any Gaming Authority.

Section 4.28. Restrictions on Activities of Capital.

     Capital may not hold any assets, become liable for any obligations or engage in any business activities; provided, that Capital may be a co-obligor of the Notes pursuant to the terms of this Indenture and any activities directly related or necessary in connection therewith.

Section 4.29. Provision of Certificate Regarding Gaming Licensing Issues and
              Liquor Licensing Issues.

     Upon the earlier of (i) substantial completion of site preparation activities, including excavation, on the real property comprising the Isle-Black Hawk or (ii) March 1, 1998, the Company shall provide to the Trustee an Officer's Certificate certifying that, after due inquiry, such Officer is not aware of any issues raised by any Gaming Authority or Liquor Licensing Authority which could have a material adverse effect on the ability of any applicant for a Gaming License or a Liquor License required for the Company to own, operate or conduct the Gaming Business or any business related thereto, including liquor distribution, at the Isle-Black Hawk to become licensed, qualified or found suitable by the applicable Gaming Authority or Liquor Licensing Authority.

Section 4.30. Event Of Loss

     Within 360 days after any Event of Loss with respect to any Note Collateral comprising the Isle-Black Hawk with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Isle-Black Hawk, with no concurrent obligation to make any purchase of any Notes; provided that (i) the Company delivers to the Trustee within 60 days of such Event of Loss a written opinion from a reputable architect that the Isle-Black Hawk with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating within 180 days of such Event of Loss,
(ii) an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete such rebuilding, repair, replacement or construction and (iii) the Net Loss Proceeds are less than $25.0 million. If the Net Loss Proceeds to be used for such rebuilding, repair, replacement or construction exceed $12.0 million, then such Net Loss Proceeds shall be deposited in the Construction Disbursement Account and disbursed in accordance with the Cash Collateral and Disbursement Agreement. Any Net Loss Proceeds from an Event of Loss with respect to any Note Collateral comprising the Isle-Black Hawk on the date that it becomes Operating that are not reinvested or not permitted to be reinvested as provided in the first sentence of this paragraph shall be deemed "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Issuers shall make an offer to all Holders (an "Event of Loss Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the date of purchase, which date shall not be less than 30 nor more than 60 days from the date of such Event of Loss Offer, in accordance with the procedures set forth in this Indenture. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee shall select the Notes to be purchased in the manner described under Section 3.2 hereof. To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of this Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for general corporate purposes. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair, replacement or construction or the completion of any Event of Loss Offer, the Company or the affected Subsidiary, as the case may be, shall pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair, replacement or construction pursuant to the terms of the Collateral Documents relating to the Isle-Black Hawk. Such pledged funds shall be released to the Company to pay for or reimburse the Company for the actual cost of such permitted rebuilding, repair, replacement or construction, or such Event of Loss Offer, pursuant to the terms of the Collateral Documents relating to the Isle-Black Hawk. Pending the final application of the Net Loss Proceeds, such proceeds shall be invested in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. The Company or such Subsidiary shall be required to grant to the Trustee, on behalf of the Holders, a first priority lien, subject to Permitted Liens, on any properties or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in this Indenture and the Collateral Documents.

     With respect to any Event of Loss pursuant to clause (iv) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Company (or the affected Subsidiary, as the case may be) shall be required to receive consideration (i) at least equal to the fair market value (evidenced by a resolution of the Managers set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to an Event of Loss and (ii) at least 90% of which is in the form of Cash Equivalents.

Section 4.31.  Excess Cash Purchase Offer.

     Within 120 days after each Operating Year of the Company, beginning with the first Operating Year after the Isle-Black Hawk becomes Operating, the Issuers shall make an offer to all Holders (an "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 that may be purchased with 50% of the Company's Excess Cash Flow in respect of the Operating Year then ended (the "Excess Cash Flow Offer Amount"), at a purchase price equal to 101% of the principal amount of Notes to be purchased, plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, to the date fixed for the closing of such Excess Cash Flow Offer (the "Excess Cash Flow Purchase Price"), in accordance with the procedures set forth in the Indenture. The Excess Cash Flow Offer shall be required to remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. Upon the expiration of such period, the Company shall apply the Excess Cash Flow Offer Amount to the purchase of all Notes tendered at the Excess Cash Flow Purchase Price. If the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Trustee shall select the Notes to be repurchased in the manner described under Section 3.2 hereof. To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount with respect thereto, the Company may, subject to the other provisions of this Indenture, use any remaining Excess Cash Flow for general corporate purposes.

                                  ARTICLE 5.
                                  SUCCESSORS


Section 5.1.  Merger, Consolidation or Sale of Assets.

     Neither Issuer may consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) such Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes, the Collateral Documents and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; (v) except in the case of a merger of such Issuer with or into a Wholly Owned Subsidiary of such Issuer, such Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (b) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof and (vi) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction. Neither the foregoing restrictions nor any other provision in this Indenture shall restrict or prohibit the Company from engaging in a transaction solely constituting a Permitted C-Corp Conversion.

Section 5.2.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Issuers are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuers" shall refer instead to the successor corporation and not to the Issuers), and may exercise every right and power of the Issuers under this Indenture with the same effect as if such successor Person had been named as the Issuers herein; provided, however, that the predecessor Issuers shall not be relieved from the obligation to pay the principal of and interest (including Contingent Interest, if any) on the Notes except in the case of a sale of all of the Issuers' assets that meets the requirements of Section 5.1 hereof.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.1.  Events of Default.

     An "Event of Default" occurs if:

     (a) the Issuers default for 30 days in the payment when due of interest (including Contingent Interest, if any) on, or Liquidated Damages, if any, with respect to, the Notes; provided that payments of Contingent Interest that are permitted to be deferred as provided in the Notes shall not become due for this purpose until such payment is required to be made pursuant to the terms of the Notes;

     (b) the Issuers default in the payment when due of the principal of or premium, if any, on the Notes;

     (c) the Issuers fail to comply with the provisions described under Sections 3.10, 4.7, 4.9, 4.10, 4.15, 4.22, 4.28, 4.30, 4.31 or 5.1 hereof;

     (d) the Issuers fail for 30 days after notice to comply with any of its other agreements in this Indenture or the Notes;

     (e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) the Issuers or any of their Subsidiaries fail to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (g) the Issuers breach any material representation or warranty set forth in the Collateral Documents, or default by the Issuers in the performance of any covenant set forth in the Collateral Documents, or repudiation by the Issuers of their obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Issuers for any reason;

     (h) any Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer pursuant to or within the meaning of any Bankruptcy Law:

          (i)    commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv)   makes a general assignment for the benefit of its creditors, or

          (v)    generally is not paying its debts as they become due;

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against either Issuer, any Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer in an involuntary case;

          (ii) appoints a custodian of either Issuer or any Significant Subsidiary of either Issuer or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of either Issuer or any Significant Subsidiary of either Issuer or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer; or

          (iii) orders the liquidation of either Issuer or any Significant Subsidiary of either Issuer or any group of Subsidiaries of either Issuer that, taken as a whole, would constitute a Significant Subsidiary of either Issuer;

     and the order or decree remains unstayed and in effect for 60 consecutive days;

     (j) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any Gaming Facility;

     (k) a default by Casino America in the performance of its obligations set forth in the Completion Capital Commitment or repudiation of its obligations under the Completion Capital Commitment; or

     (l) the failure of the Isle-Black Hawk to be Operating by the Operating Deadline or to remain Operating thereafter, except (i) as the hours of operation of the Isle-Black Hawk may be limited by any Gaming Authority or Gaming Law or
(ii) for a period of time not to exceed 20 days during any 30-day period and not to exceed 45 days during any one-year period; provided, however, that, in any event, there shall not be an Event of Default under this clause (l) (ii) if the failure to remain Operating during such period results from an Event of Loss which event shall be covered by Section 4.30 hereof.

Section 6.2.  Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(h) or (i) of Section 6.1 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.
Notwithstanding the foregoing, if an Event of Default specified in clause (h) or
(i) of Section 6.1 hereof occurs with respect to the Issuers, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to
Section 6.5 hereof, the Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

     If an Event of Default occurs on or after August 31, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to
Section 3.7 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.3.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Contingent Interest, if any) on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Document.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest (including Contingent Interest, if any) on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.6.  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in Principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest (including Contingent Interest, if any) on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest (including Contingent Interest, if any) remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof and amounts due to the Trustee in its capacity as Disbursement Agent under the Cash Collateral and Disbursement Agreement, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest (including Contingent Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest (including Contingent Interest, if any), respectively; and

     Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.  Management of Casinos.

     Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default that permits the taking of possession of any casino that constitutes Note Collateral by the Trustee or the appointment of a receiver of either such Note Collateral or any part thereof, or after such taking of possession or such appointment, the Trustee or any such receiver shall be authorized, in addition to the rights and powers of the Trustee and such receiver set forth elsewhere in this Indenture and the Collateral Documents, to retain one or more experienced operators of casinos to manage such casino on behalf of the Holders of Notes; provided, however, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses to manage such casino.

                                  ARTICLE 7.
                                    TRUSTEE

Section 7.1.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Notwithstanding anything to the contrary contained in this Indenture, or the other Collateral Documents, in the event the Trustee is entitled or required to commence an action to foreclose on any Note Collateral or otherwise exercise its remedies to acquire control or possession of any part of the Note Collateral and solely to the extent that the Trustee shall have determined in good faith that the indemnification provided to the Trustee under Section 7.7 does not or will not adequately protect and indemnify it from and against the liability described immediately below, the Trustee shall not be required to commence any such action or exercise any such remedy with respect to such part of the Note Collateral if the Trustee has determined in good faith (and upon written advice of outside counsel) that the Trustee is reasonably likely to incur liability under any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants unless the Trustee has received security or indemnity or other surety in an amount and in a form reasonably satisfactory to the Trustee protecting the Trustee from all such liability.

Section 7.2.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.3.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Contingent Interest, if any) on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.  Reports by Trustee to Holders of the Notes.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
(S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     (c) At the expense of the Issuers, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Notes to any Gaming Authority when requested to do so by the Issuers.

     (d) At the express direction of the Issuers and at the Issuers' expense, the Trustee shall provide any Gaming Authority with:

          (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

          (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Issuers so direct;

          (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

          (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

          (v) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

          (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

     (e) To the extent requested by the Issuers and at the Issuers' expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

Section 7.7.  Compensation and Indemnity.

     The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest (including Contingent Interest, if any) on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.8.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section; provided, however, that if the Trustee does not receive the security, indemnity or surety described in Section 7.1(g) in connection with any potential liability described therein, the Trustee may resign effective upon 30 days written notice to the Holders and the Issuers.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

     If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Issuers unless the Trustee declines to do so, or, if the Trustee's relationship with the Issuers may, in the Issuers' discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided such corporation is otherwise eligible and qualified under this
Article 7.

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Issuers.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.  Option To Effect Legal Defeasance Or Covenant Defeasance.

     The Issuers may, at the option of the Managers evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section
8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2.  Legal Defeasance and Discharge.

     Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from certain of their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal

Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, Fixed Interest and all accrued but unpaid Contingent Interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under
Article 2 and Section 4.2 hereof other than obligations with respect to the payment of Contingent Interest (other than accrued Contingent Interest), which shall remain outstanding until the maturity date of the Notes (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this
Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 hereof.

Section 8.3.  Covenant Defeasance.

     Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under Sections 3.10, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15,
4.16, 4.17, 4.18, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28, 4.29, 4.30,
4,31 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g), 6.1(j), 6.1(k) and 6.1(l) hereof shall not constitute Events of Default.

Section 8.4.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Fixed Interest and accrued Contingent Interest then to the redemption date and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.2 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.1(h) or 6.1(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries are bound;

     (f) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

     (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Fixed Interest and Contingent Interest then due, but such money need not be segregated from other funds except to the extent required by law.

     The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.  Repayment to Issuers.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest (including Contingent Interest, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest (including Contingent Interest, if any) has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.7.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or Liquidated Damages, if any, or interest (including Contingent Interest, if any) on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1  Without Consent of Holders of Notes.

     Notwithstanding Section 9.2 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Issuers' obligations to the Holders in the case of a merger or consolidation pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder or under the Collateral Documents of any Holder; or

     (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Issuers accompanied by a resolution of the Managers of the Company and the Board of Directors of Capital authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.  With Consent of Holders of Notes.

     Except as provided below in this Section 9.2, the Issuers and the Trustee may amend or supplement this Indenture (including Sections 3.10, 4.10, 4.15,
4.30 and 4.31 hereof), the Notes or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest (including Contingent Interest, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not affect the Liens in favor of the Trustee and the Holders created under the Collateral Documents in a manner adverse to the Holder (other than pursuant to the release of Note Collateral in accordance with the provisions of this Indenture and of the applicable Collateral Documents) or release all or substantially all of the Note Collateral.

     Upon the request of the Issuers accompanied by a resolution of the Managers of the Company and the Board of Directors of Capital authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 4.10, 4.15, 4.30 and 4.31 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest (and Contingent Interest), on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, or Liquidated Damages if any, interest (including Contingent Interest) on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e)  make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium or Liquidated Damages, if any, or interest (including Contingent Interest) on the Notes;

     (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10, 4.15, 4.30 and 4.31); or

     (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

Section 9.3.  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture, the Notes or the Collateral Documents shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its
Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.5.  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Managers of the Company and the Board of Directors of Capital approve it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                            COLLATERAL AND SECURITY

Section 10.1.  Security.

     (a) The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest (including Contingent Interest, if any, then due) on all of the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be ratably secured by a Lien on the Note Collateral owned by the Issuers.

     (b) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Note Collateral or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

     (c) The Issuers shall take, or shall cause their Subsidiaries to take, promptly upon request of the Trustee, any and all actions reasonably required to create and maintain, as security for the Obligations of the Issuers hereunder, valid and enforceable perfected first priority Liens in and on all the Note Collateral in favor of the Trustee for the benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens. Notwithstanding the foregoing or anything to the contrary in the Collateral Documents, nothing in this Indenture or the Collateral Documents shall require the Issuers to do (or cause to be done) any of the following: (i) create or perfect Liens in any assets otherwise expressly excluded from the Note Collateral pursuant to the terms of the Collateral Documents, or (ii) perfect Liens in any of the following (A) any personal property a security interest in which must be perfected by delivery thereof to the Trustee, if delivery thereof is not required by the Collateral Documents, (B) any automobiles or other assets subject to a certificate of title or registration, except as required by the Collateral Documents, and (C) any deposit accounts other than Cash Collateral Accounts.

     (d) The Net Proceeds of all Asset Sales and the Net Loss Proceeds from Events of Loss of assets constituting Note Collateral, as well as Excess Proceeds and Excess Loss Proceeds, shall be promptly and without any commingling deposited with the Trustee subject to a first priority perfected Lien in favor of the Trustee for the benefit of the Holders of the Notes unless and until applied as permitted under Section 4.10 or 4.30 hereof. The Trustee shall release to the Issuers any Excess Proceeds and Excess Loss Proceeds that remain after making an offer to purchase the Notes in compliance with Section 3.10 hereof. Amounts so paid to the Trustee shall be invested or released in accordance with the provisions of this Indenture.

     (e) The Trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the Trustee under the Collateral Documents or that are specified in any of the Collateral Documents.

Section 10.2.  Recording and Opinions.

          The Issuers shall cause the applicable Collateral Documents including the Deed of Trust and any financing statements, fixture filings, intellectual property filings, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Liens, and the priority thereof, securing the obligations under the Notes pursuant to the Collateral Documents

     (b)  Each of the Issuers and any other obligor shall furnish to the
Trustee:
          (i) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any supplemental indenture or other amendment to any Collateral Document, an Opinion of Counsel in the United States either (i) stating that in the opinion of such counsel, this Indenture, the Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the perfected first priority Lien intended to be created by such Collateral Documents and other instruments and reciting the details of such action or refer to prior Opinions of Counsel in which such details are given, and stating that, as to such Collateral Documents and such other instruments, such recording, registering and filing are the only recordings, registering and filings necessary to give notice thereof and that no re-recordings, re-registering or re-filings are necessary to maintain such notice, and further stating that all financing statements, continuation statements, fixture filings and intellectual property filings have been executed and filed that are necessary fully to preserve and protect the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents and other instruments or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

          (ii) On August 31, in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements, fixture filings, intellectual property filings, or other instruments of further assurance as is necessary to maintain the Liens of this Indenture, and the Collateral Documents and other instruments until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements, continuation statements, fixture filings, intellectual property filings, have been executed and filed that are necessary to preserve and protect the rights of the Holders and the Trustee hereunder, and under the Collateral Documents and other instruments or (B) stating in the opinion of such counsel, no such action is necessary to maintain such Liens, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

     (c)  The Issuers shall otherwise comply with the provisions of TIA (S)
314(b).

     The Issuers shall furnish to the Trustee the certificates or opinions , as the case may be, required by TIA Section 314(d). Such certificates or opinions shall be subject to the terms of TIA Section 314(e).

Section 10.3  Release of Note Collateral.

     (a) Subject to subsections (b), (c) and (d) of this Section 10.3, Note Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Issuers) the Trustee shall release (i) Note Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.3.

     (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Trustee, no release of Note Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Notes.

     (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms hereof. To the extent applicable, the Issuers shall cause TIA (S) 313(b), relating to reports, and TIA
(S) 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the each of the Issuers except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.4.  Certificates of the Issuers.

     Each of the Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Collateral Documents, (i) all documents required by TIA (S) 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA (S) 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.5.  Protection Of The Trust Estate.

          Upon prior written notice to the Issuers, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Note Collateral under any of the Collateral Documents; and (ii) to enforce the obligations of the Issuers or any Subsidiary under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Note Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to restrain the enforcement of or compliance with any legislative or other governmental enactment of, or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Note Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder. Upon receipt of notice that a Subsidiary is not in compliance with any of the requirements of the Deed of Trust, the Trustee may, but shall not have the obligation to purchase, at the Issuers' expense, such insurance coverage necessary to comply with the appropriate section of the deed of trust.

Section 10.6.  Certificates of the Trustee.

     In the event that the Issuers wish to release Note Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.3 and 10.5 hereof, the Trustee shall determine whether it has received all documentation required by TIA (S) 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.4, shall deliver a certificate to the Issuers setting forth such determination.

Section 10.7. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

     Subject to the provisions of Section 7.1 and 7.2 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Trustee to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral Documents by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

     Subject to certain gaming and bankruptcy laws, upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Note Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Note Collateral as set forth herein, without notice to the Issuers, except as specified below, sell the Note Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Issuers agree that, to the extent notice of sale shall be required by law, at least seven days' notice to the Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 10.8. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

          (a) Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Note Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code of New York or Colorado, as applicable, or other applicable law, and the Trustee may also upon obtaining possession of the Note Collateral as set forth herein, without notice to the Issuers, except as specified below, sell the Note Collateral or any part of thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Issuers agree, that to the extent notice of sale shall be required by law, at least 10 days' notice to the Issuers of the time and place of any public sale or the time after which any private sales is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sales from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Subject to the provisions of Section 6.10 hereof, any cash that is Note Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, other realization upon all or any part of the Note Collateral shall be held for the benefit of the Holders (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), until such time as the Holders of the Notes shall direct the Trustee pursuant to Section 6.5 hereof to apply such cash proceeds: (i) against the Obligations for the ratable benefit of the Holders of the Notes, (ii) to maintain, repair or otherwise protect the Note Collateral or (iii) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the Issuers or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

Section 10.9.  Termination of Security Interest.

     Upon the payment in full of all Obligations of the Issuers under this Indenture and the Notes, or upon Legal Defeasance or Covenant Defeasance, the Trustee shall, at the request of the Issuers, deliver a certificate to the Trustee stating that such Obligations have been paid in full and instruct the Trustee to release the Liens pursuant to this Indenture and the Collateral Documents.

Section 10.10.  Cooperation Of Trustee.

     In the event the Issuers pledge or grant a security interest in additional Note Collateral, the Trustee shall cooperate with the Issuers in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Note Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Issuers engages in any transaction pursuant to Section 10.3 hereof, the Trustee shall cooperate with the Issuers in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Issuers, including delivering and releasing the Note Collateral in a prompt and reasonable manner.

Section 10.11.  Collateral Agent.

     The Trustee may, from time to time, appoint one or more collateral agents hereunder ("Collateral Agents"). Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or that are specified in any Collateral Documents, including, without limitation, the right to hold any Note Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the ratable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent.

                                  ARTICLE 11.
                          JOINT AND SEVERAL LIABILITY

Section 11.1.

     (a) Notwithstanding any contrary provision contained in the Indenture, the Notes and the Collateral Documents to which both of the Issuers are a party, the representations, warranties, covenants, agreements and obligations of the Issuers, and either of them, shall be deemed joint and several. Any waiver including, without limitation, any suretyship waiver, made by either Issuer in the Indenture, the Notes or any Collateral Document to which both of the Issuers are a party shall be deemed to be made also by the other Issuer and references in any such waiver to either Issuer shall be deemed to include the other Issuer and each of them.

     (b) Notwithstanding any contrary provision contained in the Indenture, the Notes or any Collateral Document to which both of the Issuers are a party, each such document to which both issuers are party shall be deemed to include, without limitation, the following waivers:

     Each of the Issuers hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including, without limitation,
(a) any right to require the Trustee or any of the Holders (each a "Benefitted Party") to proceed against either of the Issuers or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in the power of a Benefitted Party before proceeding against such Issuer or other Person, (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Obligations under the Indenture, the Notes and any of the Collateral Documents (collectively, the "Note Obligations"), (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Person, (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of a Benefitted Party, any Issuer, any endorser, guarantor or creditor of either Issuer or on the part of any other Person under this or any other instrument or document in connection with any Obligation or evidence of Indebtedness held by a Benefitted Party as collateral or in connection with the Note Obligations, (e) any defense based upon an election of remedies by a Benefitted Party, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of either Issuer, the right of either Issuer to proceed against the other Issuer or any other Person for reimbursement, or both, (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (g) any duty on the part of a Benefitted Party to disclose to either Issuer any facts a Benefitted Party may now or hereafter know about either of the Issuers or any other Person, regardless of whether a Benefitted Party has reason to believe that any such facts materially increase the risk beyond that which such Issuer intends to assume, or has reason to believe that such facts are unknown to such

Issuer, or has a reasonable opportunity to communicate such facts to the either Issuer, because each Issuer acknowledges that each Issuer is fully responsible for being and keeping informed of the financial condition of each of the Issuers or any other Person and of all circumstances bearing on the risk of non-payment of any Note Obligations, (h) any defense arising because of the election of a Benefitted Party, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code,
(i) any defense based upon any borrowing or grant of a security interest under
Section 364 of the Federal Bankruptcy Code, (j) any claim or other rights which it may now or hereafter acquire against the other Issuer or any other Person that arises from the existence of performance of each Issuer of its obligations under this Indenture, the Notes or any Collateral Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Benefitted Party against the other Issuer or any collateral which a Benefitted Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from either of the Issuers or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights, (k) any rights which it may acquire by way of contribution under this Indenture, the Notes or any Collateral Document, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights, and (l) any defense based on one-action laws and any other anti-deficiency protections granted to guarantors by applicable law. No failure or delay on the Trustee's part in exercising any power, right or privilege under this Indenture shall impair or waive one such power, right or privilege. Each of the Issuers acknowledges and agrees that any nonrecourse or exculpation provided for in this Indenture, the Notes or any Collateral Document, or any other provision of this Indenture, the Notes or any Collateral Document, limiting the Benefitted Parties' recourse to specific collateral, or limiting the Benefitted Parties' right to enforce a deficiency judgment against the Issuers, shall have absolutely no application to the Issuers' liability under this Indenture, the Notes or any Collateral Documents.

     (c)  In the event of any inconsistency between the provisions of this
Section 11 and the corresponding provisions of the Indenture, the Notes or any Collateral Document to which both of the Issuers are a party, the provisions of the Indenture shall govern.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.1.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.1.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 12.2.  Notices.

     Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Issuers:

          Isle of Capri Black Hawk L.L.C.
          Isle of Capri Black Hawk Capital Corp.
          c/o Casino America, Inc., Manager
          711 Washington Loop
          Biloxi, Mississippi  39530
          Telecopier No.:  (601) 435-5998
          Attention: President

     With a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street, Suite 3100
          Chicago, Illinois 60603
          Telecopier No.: (312) 701-7711
          Attention: Paul W. Theiss, Esq.

     If to the Trustee:

          IBJ Schroder Bank & Trust Company
          One State Street
          New York, New York 10004
          Telecopier No.:  (212) 858-2952
          Attention: Corporate Trust Department

     The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuers mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3.  Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA
(S) 312(c).

Section 12.4.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, each of the Issuers shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.6.    Certificates as to Calculation of Contingent Interest.

     At least five days prior to each Interest Payment Date (as defined in the Notes), the Chief Financial Officer of the Company shall provide to the Trustee a certificate certifying as to (i) the amount of Contingent Interest, if any, accrued during the immediately preceding Semiannual Period and setting forth the calculations required to determine the amount of such Contingent Interest, (ii) the amount of such Contingent Interest for which payment may be deferred, and which the Company has elected to defer, pursuant to the terms of the Notes and the calculations required to determine such amount, (iii) the amount of such Contingent Interest that is to be paid on such Interest Payment Date and (iv) the amount of Contingent Interest for which payment was previously deferred that is to be paid on such Interest Payment Date. The Trustee shall be entitled to rely on the such certificate for purposes of determining the amount of Contingent Interest payable on such Interest Payment Date.

Section 12.7.    Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.8.    No Personal Liability of Directors, Officers, Employees and
                 Members.

     No director, officer, employee, incorporator or member of the Issuers shall have any liability for any obligations of the Issuers under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 12.9.    Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS REQUIRING THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 12.10.   No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11.   Successors.

     All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12.   Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13.   Counterpart Originals; Legended Indenture.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Notwithstanding the foregoing, only one executed original of this Indenture shall contain a legend that provides that such Indenture (the "Legended Indenture") will serve, for purposes of Title 38 of the Colorado Revised Statutes, as the "original evidence of debt" secured by the Deed of Trust. The Legended Indenture will be delivered to and held by the Trustee.
The parties hereto acknowledge that the Legended Indenture shall for purposes of Colorado law, be the original evidence of the debt secured by the Deed of Trust. Each of the Issuers hereby (i) waive any rights to make any claim inconsistent with the previous sentence or which could adversely effect the rights and remedies of the Trustee or the Holders with respect thereto and (ii) agree to take any action the Trustee requests in order to ensure that the Legended Indenture shall be deemed such "original evidence of debt" and that the Trustee will have all the benefits, rights and remedies arising under Colorado law as a result of the Trustee possessing the "original evidence of debt" secured by the Deed of Trust.

Section 12.14.   Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15.   Gaming and Liquor  Laws.

     The terms and provisions of this Indenture, including, but not limited to, all rights and remedies of the Trustee and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor (collectively, the "Gaming and Liquor Laws"), in the State of Colorado, which may include, but not be limited to, the necessity for the Trustee to obtain the prior approval of the regulatory agencies enforcing the Gaming or Liquor Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder.

                        [Signatures on following page]

                                             SIGNATURES

Dated as of August 20, 1997                  ISLE OF CAPRI BLACK HAWK L.L.C.



                                             By:    /s/ Allan B. Solomon
                                                 -------------------------------
                                             Name:  Allan B. Solomon
                                             Title: Executive Vice President

Dated as of August 20, 1997                  ISLE OF CAPRI BLACK HAWK CAPITAL
                                             CORP.



                                             By:    /s/ Allan B. Solomon
                                                 -------------------------------
                                             Name:  Allan B. Solomon
                                             Title: Executive Vice President

Dated as of August 20, 1997                  IBJ SCHRODER BANK & TRUST COMPANY



                                             By:    /s/ William T. Lynch
                                                 -------------------------------
                                             Name:  William T. Lynch
                                             Title: Vice President

                                   Exhibit A
                                (Face of Note)

     13% [Series A] [Series B] First Mortgage Note due 2004 With Contingent Interest

No.                                                                  $__________

                      ISLE OF CAPRI BLACK HAWK L.L.C. AND
                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.

promise to pay to

or registered assigns,

the principal sum of

Dollars on August 31, 2004.

Interest Payment Dates:  February 28 and August 31

Record Dates:  February 15 and August 15

                                   Dated:  __________, 199_

                                   ISLE OF CAPRI BLACK HAWK L.L.C.


                                   By:____________________________
                                   Name:
                                   Title:

                                   ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


                                   By:____________________________
                                   Name:
                                   Title:

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee


By:__________________________

                                (Back of Note)

     13% [Series A] [Series B] First Mortgage Note due 2004 With Contingent Interest

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN
_______________

/1/ This paragraph should be included only if the Note is issued in global form.

     THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATIONS UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."/2/

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company"), and Isle of Capri Black Hawk Capital Corp., a Colorado corporation ("Capital" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at 13% per annum from August 20, 1997 until maturity ("Fixed Interest") and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Notes will mature on August 31, 2004. The Issuers will pay Fixed Interest and Liquidated Damages, if any, semi-annually on February 28 and August 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record at the close of business on the immediately preceding February 15 and August 15. Fixed Interest on the Notes will accrue from the most recent date to which Fixed Interest has been paid or, if no Fixed Interest has been paid, from the date of issuance. Fixed Interest will be computed on the basis of a 360-day year of twelve 30-day months. In addition, the Notes will bear Contingent Interest, calculated as described below, from the date on which Isle-Black Hawk becomes Operating to the date of payment of the Notes. Installments of accrued or deferred Contingent Interest will become due and payable semi-annually on each February 28 and August 31 after the date on which the Isle-Black Hawk becomes Operating to the Holders of record at the close of business on the preceding February 15 or August 15; unless all or a portion of such installment of

____________

/2/ This paragraph should be included only if the Note is issued in global form.

Contingent Interest is permitted to be deferred on such date; and provided, that no Contingent Interest is payable with respect to any period prior to the date on which the Isle-Black Hawk becomes Operating. Additionally, all installments of accrued or deferred Contingent Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Notes that matures (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligations or otherwise) upon such maturity of such principal amount of the Notes.

          The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the Company's most recently completed Semiannual Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest (but may not defer such portion, which, if paid, would not cause such Adjusted Fixed Charge Coverage Ratio to be less than
1.5 to 1.0) and (ii) the principal amount of this Note corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in a Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of the Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of the Notes (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Contingent Interest deferred and which does not become due and payable. To the extent permitted by law, interest will accrue on overdue Fixed Interest or Contingent Interest at the same rate as the Fixed Interest plus 1% per annum.

          Each installment of Contingent Interest accrues from (i) the end of the most recent Semiannual Period for which Contingent Interest has been paid or provided for or through which Contingent Interest has been calculated and deferred (or from and including the date on which the Isle-Black Hawk becomes Operating if no installment of Contingent Interest has been paid, provided for or deferred) to, and including, (ii) either (A) the last day of the Semiannual Period immediately following that referred to in clause (i) above if the corresponding principal amount of the Notes has not become due and payable or
(B) the date of payment if the corresponding principal amount of the Notes has become due and payable (whether at stated maturity or upon acceleration, redemption or maturity of repurchase obligation or otherwise) (an "Accrual Period"). With respect to each Accrual Period, interest will accrue daily on the principal amount of each Note outstanding during such period as follows:
(1) for any portion of an Accrual Period which consists of all or part of a Semiannual Period that ends during such Accrual Period, 1/180th of the Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (2) for any other portion of an Accrual Period, 1/180th of the Contingent Interest with respect to such principal amount for the Semiannual Period that began and last ended after the date on which the Isle-Black Hawk becomes Operating.

     2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to Holders of record at the close of business on the February 15 or August 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within or without the city and state of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Notes, the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

     4. Indenture and Collateral Documents. The Issuers issued the Notes under an Indenture dated as of August 20, 1997 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Issuers limited to $75.0 million in aggregate principal amount. The Notes are secured pursuant to the Collateral Documents referred to in the Indenture by a first lien on the Note Collateral owned by the Issuers, whether now owned or hereafter acquired, subject to Permitted Liens.

     5.   Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to August 31, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 31 of the years indicated below:

          YEAR                               PERCENTAGE
          ----                               ----------

          2001................................106.500%
          2002................................103.250%
          2003................................100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to August 31, 2000, the Issuers may redeem up to 35% in aggregate principal amount of Notes at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net cash proceeds of an offering of Common Stock of the Company; provided that at least $48.75 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided further, that such redemption occurs within 45 days of the date of the closing of such public offering.

     (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner will not be so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of (x) the termination of the period described above for such Holder or beneficial owner to apply for a license, qualification or finding of suitability or (y) receipt of the notice from such Gaming Authority that such Holder or beneficial owner will not be licensed, qualified or found suitable by such Gaming Authority, or (ii) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption. In connection with any such redemption, and except as otherwise may be required by a Gaming Authority, the Company shall comply with the procedures contained in Section 3.1 through 3.6 of the Indenture for redemption of the Notes. Immediately upon a determination by any Gaming Authority that a Holder or beneficial owner of Notes will not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner shall have no further rights with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes. The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner.

     6.   Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.   Repurchase at Option of Holder.

     (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sales or has an Event of Loss, at any time that the aggregate amount of Excess Proceeds, in the case of an Asset Sale, exceed $5.0 million, or, in the case of an Event of Loss, exceed $10.0 million, the Company shall commence an offer to all Holders (as "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds or the Excess Loss Proceeds, as the case may be, the Company (or such Subsidiary) may, subject to the provision of the Indenture and the Collateral Documents use any remaining Excess Proceeds or the Excess Loss Proceeds, as the case may be, for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of excess proceeds shall be reset at zero.

     (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, within 120 days after each Operating Year of the Company, beginning with the first Operating Year after the Isle-Black Hawk becomes Operating, the Issuers shall make an offer to all Holders (an "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 that may be purchased with 50% of the Company's Excess Cash Flow in respect of the Operating Year then ended (the "Excess Cash Flow Offer Amount"), at a purchase price equal to 101% of the principal amount of Notes to be purchased, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such Excess Cash Flow Offer (the "Excess Cash Flow Purchase Price"), in accordance with the procedures contained in Sections
3.1 through 3.6 of the Indenture for redemption of the Notes. To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Trustee shall select the Notes to be repurchased on a pro rata basis. To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer

Amount with respect thereto, the Company may, subject to the other provisions of the Indenture, use any remaining Excess Cash Flow for general corporate purposes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture or the Collateral Documents of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, (iii) failure by the Issuers to comply with Sections 3.9, 4.7, 4.9, 4.10, 4.15, 4.22, 4.28, 4.30, 4.31 or 5.1 of the
Indenture; (iv) the Issuers fail for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Issuers which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the applicable grace period or
(b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged or unstayed for a period of 60 days; (vii) the Issuers breach any material representation or warranty set forth in the Collateral Documents, default in the performance of any covenants in the Collateral Documents or repudiate their obligations under the Collateral Documents; (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries; (ix) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any Gaming Facility; (x) a default by Casino America in the performance of its obligations set forth in the Completion Capital Commitment or repudiation of its obligations under the Completion Capital Commitment; or (xi) subject to certain limitations, the failure of the Isle-Black Hawk to be Operating by the Operating Deadline or to remain Operating thereafter. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or premium, if any, or interest) if a committee of the Trustee's Responsible Officers in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or member of the Issuers, Subsidiary or Affiliate as such, shall not have any liability for any obligations of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 20, 1997, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Isle of Capri Black Hawk L.L.C.
          Isle of Capri Black Hawk Capital Corp.
          c/o Casino America, Manager
          711 Washington Loop
          Biloxi, Mississippi  39530
          Attention:  Corporate Secretary

                                Assignment Form

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date:  ______________________

                                   Your
                                   Signature:__________________________
                                   (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.

                      Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10, 4.15, 4.30 or 4.31 of the Indenture, check the box below:

[_]  Section 4.10  [_]  Section 4.15  [_]  Section 4.30   [_]  Section 4.31

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, 4.15, 4.30 or 4.31 of the Indenture, state the amount you elect to have purchased: $___________

Date:_______________________            Your Signature: ________________________
                                        (Sign exactly as your name appears on
                                        the Note)

                                        Tax Identification No.: ________________

Signature Guarantee.

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE/3/

     The following exchanges of a part of this Global Note for Definitive Notes have been made:

                              Amount of          Amount of increase        Principal Amount            Signature of
                             decrease in                 in               of this Global Note       authorized officer
                           Principal Amount       Principal Amount          following such                  of
                                  of                     of                    decrease              Trustee or Note
Date of Exchange           this Global Note       this Global Note           (or increase)              Custodian
----------------          -----------------      ------------------       -------------------       ------------------




__________________

/3/This should be included only if the Note is issued in global form.

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: 13% First Mortgage Notes due 2004 With Contingent Interest of Isle of Capri Black Hawk L.L.C. and Isle of Capri Black Hawk Capital Corp.

     This Certificate relates to $_____ principal amount of Notes held in *___ book-entry or *___ definitive form by ________________ (the "Transferor").

The Transferor*:

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     [_] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(A) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture.)

________________

* Check applicable box.

     [_] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

     [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

                                              __________________________________
                                              [INSERT NAME OF TRANSFEROR]

                                              By:_______________________________

Date:____________________________________



_________________________________________
 *Check applicable box.

                                      B-2